TOMPKINS COUNTY TRUSTCO, INC.

                                                                  March 30, 1998

                  NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF TOMPKINS COUNTY TRUSTCO, INC.

    The Annual Meeting of Stockholders (the "Meeting") of Tompkins County Trustco, Inc. ("the Company") will be held on Wednesday, April 29, 1998 at 7:30 p.m., in the ballroom, Triphammer Lodge & Conference Center, One Sheraton Drive, Ithaca, New York, for the following purposes:

1. To elect four (4) Directors for a term of three years expiring in the year 2001;

2.  To approve the proposal to adopt the 1998 Stock Option Plan; and

3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 16, 1998 as the record date for determining stockholders entitled to notice of and to vote at the Meeting. Only stockholders of record at the close of business on that date are entitled to vote at the Meeting.

    Enclosed with this notice are the attached proxy statement, a proxy card and return envelope, and our 1997 Annual Report.

    Your vote is important regardless of the number of shares you own. WE URGE YOU TO READ AND CAREFULLY CONSIDER THE ATTACHED PROXY STATEMENT AND TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. A self-addressed postage prepaid envelope is enclosed for your convenience. You may vote personally on each matter at the Meeting even though you have returned the proxy card.



By Order of the Board of Directors,

James J. Byrnes, Chairman,
President & Chief Executive Officer

James W. Hulbert
Vice President & Corporate Secretary

P.O. BOX 460, ITHACA, NEW YORK 14851  (607) 273-3210

                                 PROXY STATEMENT

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 29, 1998

    This Proxy Statement is being mailed to stockholders on or about March 30, 1998 in connection with the solicitation by the Board of Directors of TOMPKINS COUNTY TRUSTCO, INC. ("the Company") of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held Wednesday, April 29, 1998 and any adjournment thereof.

VOTING

    Only stockholders of record at the close of business on March 16, 1998 will be entitled to vote. On March 16, 1998, there were 4,862,619 shares of Common Stock of the Company, par value $0.10 per share (the "Common Stock"), outstanding. Unless otherwise noted, all share numbers and share prices reflected in this Proxy Statement have been adjusted to reflect a 3-for-2 stock split effective March 15, 1998 (the "Stock Split"). Each share of Common Stock is entitled to one vote on each matter to be voted on at the Meeting.

    Shares covered by any proxy that is properly executed and received prior to the close of business on the day of the Meeting will be voted and, if the stockholder who executes such proxy shall specify therein how such shares shall be voted on such proposals, the shares will be voted as so specified. Executed proxies with no instructions will be voted "FOR" each proposal for which no instruction is given. It is not anticipated that any matters other than as set forth in the Notice of Annual Meeting will be brought before the Meeting, but the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on any such matters that may come before the Meeting in such manner as shall be determined by the majority of the Board of Directors of the Company.

    The presence of a stockholder at the Meeting will not automatically revoke the stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to its exercise by: (1) delivering to the Corporate Secretary a written notice of revocation prior to the Meeting, (2) delivering to the Corporate Secretary a duly executed proxy bearing a later date, or (3) attending the Meeting and filing a written revocation with the Corporate Secretary at the Meeting prior to the vote and voting in person.

    The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the conduct of business, and in the event there are not sufficient votes on any matter, the Meeting may be adjourned. Directors shall be elected by a plurality of the eligible votes cast and such other business, whether or not set forth in this Proxy Statement as may properly come before the Meeting, will be determined by a majority of the eligible votes cast. Abstentions, in person or by proxy, and broker non-votes shall be counted toward a quorum, but abstentions and broker non-votes are not deemed to be votes cast and therefore have no effect on the outcome of the vote, which requires either a plurality or majority of the "votes cast," depending upon the proposal. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast. Accordingly, votes withheld will have a negative impact on the outcome of the vote.

SOLICITATION OF PROXIES

    The total cost of solicitation of proxies in connection with this Meeting will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company, and its wholly-owned subsidiary, Tompkins County Trust Company ("Trust Company"; as the context may require, references herein to the "Company" include the Trust Company) may solicit proxies for the Meeting personally or by telephone or electronic communication without additional remuneration. The Company will also provide brokers and other record owners holding shares in their names or in the names of nominees, in either case which are beneficially owned by others, proxy material for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so. Although the Company has not yet retained a proxy soliciting firm to aid in the solicitation of proxies for the Meeting, it may do so at any time prior to the Meeting or any adjournment thereof. In such event, the Company will pay the fees and expenses of any such proxy solicitation firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table and notes thereto set forth certain information with respect to the beneficial ownership of Common Stock of the Company as of March 16, 1998 by (i) each of the chief executive officer and the Company's four other most highly compensated executive officers in 1997 (the "Named Executive Officers") and each director of the Company, (ii) all executive officers and directors of the Company as a group and (iii) all beneficial owners of 5% or more of the Common Stock of the Company. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the outstanding shares of Common Stock beneficially owned:

                                                                                COMMON STOCK
                                                                              BENEFICIALLY OWNED
                                                                              ------------------
                                                                                              PERCENT OF
                                                                      NUMBER OF               OUTSTANDING
NAMES                                                                   SHARES                 SHARES(1)
-------------------------------------------------------------------------------------------------------------

   John A. Alexander+                                                 8,149 (2)                    **
   James J. Byrnes*+                                                 69,825 (3)                  1.42
   Reeder D. Gates+                                                  77,910 (2) (4)              1.60
   William W. Griswold+                                                 877 (2)                    **
   Carl E. Haynes+                                                      692 (2)                    **
   Edward C. Hooks+                                                   3,854 (2) (5)                **
   Robert T. Horn, Jr.+                                               3,097 (2) (6)                **
   Bonnie H. Howell+                                                  3,610 (2)                    **
   Lucinda A. Noble+                                                  2,498 (2)                    **
   Hunter R. Rawlings, III+                                             580 (2)                    **
   Frank H. T. Rhodes+                                                1,937 (2)                    **
   Thomas R. Salm+                                                    1,561 (2) (7)                **
   Michael D. Shay+                                                   5,417 (2)                    **
   Francis E. Benedict*                                              66,151 (8)                  1.36
   Richard D. Farr*                                                  19,230 (9)                    **
   Thomas J. Smith*                                                  22,746 (10)                   **
   Donald S. Stewart*                                                46,348 (11)                   **
   All Directors and executive
   officers as a group (18 persons)                                 362,278                      7.31

                                                                              COMMON STOCK
                                                                           BENEFICIALLY OWNED
                                                                           ------------------
                                                                                            PERCENT OF
                                                                    NUMBER OF               OUTSTANDING
NAMES                                                                SHARES                  SHARES(1)
--------------------------------------------------------------------------------------------------------------
   Trust and Investment Services
   Department of the Trust Company
   in the fiduciary capacity indicated:
   - Executor, Trustee or Co-Trustee                               948,366 (12)                19.50
   - Trustee for the Company Investment
       and Stock Ownership Plan                                    423,509 (12)                 8.70
   - Agent or Custodian                                            103,327 (12)                 2.13

   *  Named Executive Officer
   +  Director of the Company
   ** Less than 1 percent

  (1) The number of shares of Common Stock deemed outstanding includes: (i) 4,862,619 of Common Stock outstanding as of March 16, 1998 and (ii) shares of Common Stock subject to outstanding stock options which are exercisable by the named individual or group in the next 60 days.

  (2) Includes 250 shares held in trust pursuant to the Company's 1996 Stock Retainer Plan for Non-Employee Directors. Directors have no voting or investment power with respect to such shares.

  (3) Includes 42,105 shares issuable upon the exercise of exercisable stock options.

  (4) Includes 64,882 shares held in the R. D. Gates, Ltd. Employee Profit Sharing Fund and 1,987 shares owned by the spouse of Mr. Gates.

  (5) Includes 333 shares which Mr. Hooks holds as Custodian, under the UGMA for his children.

  (6)   Includes 704 shares which Dr. Horn holds as Trustee for his children.

  (7)   Includes 493 shares owned by the spouse of Mr. Salm.

  (8) Includes 8,863 shares issuable upon the exercise of exercisable stock options. Includes 3,630 shares owned by the spouse of Mr. Benedict. Mr. Benedict resigned as an executive officer of the Company effective December 31, 1997.

  (9) Includes 10,566 shares issuable upon the exercise of exercisable stock options. Includes 450 shares owned by the spouse of Mr. Farr.

  (10) Includes 12,143 shares issuable upon the exercise of exercisable stock options. Includes 56 shares owned by the children of Mr. Smith.

  (11) Includes 12,143 shares issuable upon the exercise of exercisable stock options. Includes 10,516 shares owned by the spouse of Mr. Stewart.

  (12) As of March 16, 1998, the Trust and Investment Services Department of the Trust Company held 1,475,202 shares representing 30.33% of the Common Stock of the Company. Of such shares, 948,366 shares are held in a fiduciary capacity as Executor, Trustee or Co-Trustee. Where the Trust Company is sole executor or trustee, such shares will be voted only if the legal instrument provides for voting the stock at the direction of the donor or a beneficiary and such direction is in fact received. When acting in a co-fiduciary capacity, such shares will be voted by the co-fiduciary or fiduciaries in the same manner as if the co-fiduciary or fiduciaries were the sole fiduciary. Of the 1,475,202 shares mentioned above, 423,509 shares or 8.70% of the outstanding stock is held by the Company's Investment and Stock Ownership Plan, with 404,080 shares or 8.31% allocated to participant accounts. These shares are voted by individual plan participants. In addition, 103,327 shares are held as Agent or Custodian with the voting power retained by the owner. Such shares represent 2.13% of the Common Stock outstanding.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

    The purpose of the Meeting is the election of four directors for a term of three years expiring in the year 2001. The Bylaws of the Company provide that the stockholders elect directors to serve a three year term to succeed those directors in the class whose terms of office expire at the Meeting or for a shorter period as the Board of Directors determines for the purposes of equalizing the classes of directors.

    The persons named in the Proxy to represent stockholders at the Meeting are:
DOROTHY B. BOOTH, ANTON J. EGNER and WILLIAM T. PRITCHARD, all of Ithaca, N.Y. They will vote Proxies as directed and in the absence of instructions, will vote the shares represented by the Proxies in favor of the election of nominees named below. If any one or more of such nominees should become unavailable for election by reason of death, or unexpected occurrence, they will vote the shares for the election of such substitute nominees as the Board of Directors may propose.

    The following table sets forth each nominee and continuing director's name, age, the year he or she first became a director and the year in which such term will expire. Biographies of the nominees and the directors continuing in office follow the table.

                                                                                     YEAR FIRST
                                                                                      ELECTED          TERM TO
NAME                                                              AGE                 DIRECTOR          EXPIRE
-------------------------------------------------------------------------------------------------------------------
BOARD NOMINEES FOR TERMS TO EXPIRE IN 2001
-------------------------------------------------------------------------------------------------------------------
   James J. Byrnes                                                 56                   1989             2001
   Reeder D. Gates                                                 52                   1985             2001
   Bonnie H. Howell                                                50                   1982             2001
   Lucinda A. Noble                                                66                   1985             2001

-------------------------------------------------------------------------------------------------------------------
DIRECTORS CONTINUING IN OFFICE
-------------------------------------------------------------------------------------------------------------------
   John E. Alexander                                               45                   1993             1999
   Edward C. Hooks                                                 48                   1990             1999
   Hunter R. Rawlings, III                                         53                   1996             1999
   Michael D. Shay                                                 56                   1989             1999

   William W. Griswold                                             40                   1996             2000
   Carl E. Haynes                                                  52                   1996             2000
   Robert T. Horn, Jr.                                             50                   1995             2000
   Frank H. T. Rhodes                                              71                   1984             2000
   Thomas R. Salm                                                  57                   1981             2000

JAMES J. BYRNES has been the President and Chief Executive Officer and a director of the Trust Company since 1989. Mr. Byrnes has also served as the Chairman of the Board of Directors since 1992. He was elected to serve in the same capacities for the Company in 1995.

REEDER D. GATES has served as a director of the Trust Company since 1985 and of the Company since 1995. Mr. Gates is President of R.D. Gates, Ltd., a company engaged in community pharmacies.

BONNIE H. HOWELL has served as a director of the Trust Company since 1982. She has also served as Vice Chair of the Board of Directors since 1992. She was elected to serve in the same capacities for the Company in 1995. Ms. Howell is President and Chief Executive Officer of Cayuga Medical Center at Ithaca. She is also a Trustee of the Hospital Association of New York State and a member of the Board of Directors of Central New York Hospital Association.

LUCINDA A. NOBLE has served as a director of the Trust Company since 1985 and of the Company since 1995. Ms. Noble is a retired Director of the Cooperative Extension System at Cornell University.

JOHN E. ALEXANDER has served as a director of the Trust Company since 1993 and of the Company since 1995. He is President of The CBORD Group, Inc., a computer software company.

EDWARD C. HOOKS has served as a director of the Trust Company since 1990 and of the Company since 1995. He is an attorney and a partner of Harris Beach & Wilcox, LLP. Mr. Hooks also serves as counsel to the Company.

HUNTER R. RAWLINGS, III has served as a director of the Company and the Trust Company since 1996. He is the 10th President of Cornell University. Dr. Rawlings was previously President of the University of Iowa.

MICHAEL D. SHAY has served as a director of the Trust Company since 1989 and of the Company since 1995. Mr. Shay is Chairman of the Board of Evaporated Metal Films Corp., a company engaged in optical coatings.

WILLIAM W. GRISWOLD has served as a director of the Company and the Trust Company since 1996. He is President and Chief Operating Officer of the Ontario Telephone Company, Inc. and the Trumansburg Home Telephone Company where he has been employed since 1979. Mr. Griswold serves on the Board of the New York State Telephone Association.

CARL E. HAYNES has served as a director of the Company and the Trust Company since 1996. He is President of Tompkins Cortland Community College having been appointed to that position in 1995. Dr. Haynes has been with the College in various capacities for the past 27 years.

ROBERT T.  HORN,  JR.  has served as a  director  of the  Company  and the Trust
Company since 1995. Dr. Horn is a physician and has a private practice in dermatology.

FRANK H. T. RHODES has served as a director of the Trust Company since 1984 and of the Company since 1995. Dr. Rhodes retired from his position as President of Cornell University in 1995. He is a director of General Electric Company, National Broadcasting Corporation and Dyson Charitable Fund. He is also a Trustee of the Andrew W. Mellon Foundation.

THOMAS R. SALM has served as a director of the Trust Company since 1981 and of the Company since 1995. Mr. Salm is Vice President for Business Affairs at Ithaca College.

BOARD OF DIRECTORS

    The corporate reorganization pursuant to which the Company became the parent bank holding company of the Trust Company (the "Reorganization") was consummated on January 1, 1996. The Boards of Directors of the Company and the Trust Company are identical, and consequently, in an effort to provide stockholders with meaningful disclosure, set forth below is information with respect to the meetings of the Board of Directors and committees thereof of the Company and the Trust Company during the fiscal year ended December 31, 1997.

    The Board of Directors held 16 meetings during 1997. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and the committees of which such director was a member, except for Director Rhodes with 56%.

    During 1997, directors who were not employees of the Company received for their services a quarterly retainer of $750 in the form of Common Stock (as described below), plus a fee of $400 for each Directors meeting attended.
Directors who are also committee members received $275 for each committee meeting attended. Directors who chaired a board committee received an additional annual fee of $1,000. Members of the Board who are salaried employees of the Trust Company are not compensated for their service on the Board or any Board committee. Aggregate fees paid to the twelve non-employee directors in 1997 were $159,328. Director Howell does not receive the fees described above, but instead receives an annual retainer for her services as Vice Chair. The amount paid to her in 1997 was $23,500.

    Under the 1985 Deferred Compensation Plan for Directors, each director may elect to defer all or a portion of his or her cash compensation until the individual ceases to be a director. During 1997, four directors elected to participate in such plan.

    The 1996 Stock Retainer Plan for Non-Employee Directors (the "Plan") was approved by the Company's stockholders on April 24, 1996. Since that date, non-employee directors of the Company have received, in lieu of the $750 quarterly cash retainer referenced above (the "Quarterly Fee"), that number of whole shares of Common Stock (rounded up to the nearest whole number) equal to the Quarterly Fee divided by the fair market value of the Common Stock on the date the Quarterly Fee was otherwise payable. At their election, each director participating in the Plan may defer receipt of the stock retainer. During 1997, 1,118 shares of Common Stock were issued to non-employee directors or placed in a trust account with respect to deferred shares.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Company has a standing Executive Committee, Audit/Examining Committee, Compensation/Personnel Committee and Nominating Committee, each of which was constituted after the consummation of the Reorganization. Consequently, set forth below is information with respect to the committees of the Company and the Trust Company and meetings thereof held during the fiscal year ended December 31, 1997.

TOMPKINS COUNTY TRUSTCO, INC.

     EXECUTIVE COMMITTEE

         The Executive Committee serves as the long-range planning, compliance and marketing committee of the Board of Directors.

         The Committee held 5 meetings in 1997, and its members at the close of business on December 31, 1997 were: Bonnie H. Howell, Chair; James J. Byrnes; Reeder D. Gates; Edward C. Hooks; Lucinda A. Noble and Thomas
         R. Salm.

     AUDIT/EXAMINING COMMITTEE

         The Audit/Examining Committee represents the Board of Directors in supervising audit activities and is responsible for conducting an annual examination of the Company.

         The Committee held 6 meetings in 1997, and its members at the close of business on December 31, 1997 were: Thomas R. Salm, Chairman; Wendell
         L. Bryce; William W. Griswold and Michael D. Shay.

     COMPENSATION/PERSONNEL COMMITTEE

         The Compensation/Personnel Committee reviews employee compensation and benefit policies. Annual compensation and benefit actions are reviewed and recommended for action by the Board. The Committee also administers the Company's equity-based plans.

         The Committee held 8 meetings in 1997, and its members at the close of business on December 31, 1997 were: Lucinda A. Noble, Chair; John E. Alexander; Reeder D. Gates and William W. Griswold.

     NOMINATING COMMITTEE

         The Nominating Committee recommends to the Board of Directors nominees for election as directors. The Committee will consider recommendations from stockholders if submitted in a timely manner and will apply the same criteria to all persons being considered.

         The Committee held 2 meetings in 1997, and its members at the close of business on December 31, 1997 were: Reeder D. Gates, Chairman; James J. Byrnes and Bonnie H. Howell.

TOMPKINS COUNTY TRUST COMPANY

     TRUST COMMITTEE

         The Trust Committee has general supervision of the Trust and Investment Services Department, including its general and operating policies.

         The Committee held 9 meetings in 1997, and its members at the close of business on December 31, 1997 were: Reeder D. Gates, Chairman; John E. Alexander; James J. Byrnes; Carl E. Haynes and Robert T. Horn, Jr.

     CREDIT COMMITTEE

         The Credit Committee reviews credit applications presented to it by management and makes recommendations to the Board on credit policies. The Committee also monitors the Trust Company's Community Reinvestment Act Plan.

         The Committee held 20 meetings in 1997, and its members at the close of business on December 31, 1997 were: Michael D. Shay, Chairman; Wendell
         L. Bryce, James J. Byrnes; Edward C. Hooks and Lucinda A. Noble.

     PENSION ADMINISTRATION COMMITTEE

         The Pension/Administration Committee is appointed by the Board and is responsible for the implementation, operation and administration of employee pension plans and trusts.

    The Committee held 3 meetings in 1997, and its Board members at the close of business on December 31, 1997 were: James J. Byrnes, Chairman; Wendell L. Bryce and Thomas R. Salm.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION/PERSONNEL COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation/Personnel Committee (the "Committee") is composed of four outside directors. Among its duties, the Committee is responsible for monitoring the compensation of the Company's executive officers. A goal of the Committee is to maintain executive compensation which is fair and reasonable, given the size, nature and performance goals of the Company. The Committee also strives to see that compensation and benefits are competitive in order to attract and retain qualified management. The financial services industry is increasingly competitive and the board believes that strong management is essential for continuing the Company's record of financial performance.

    The Committee regularly surveys compensation practices, base salary, and total compensation, including incentives, in the banking industry. In 1997, the Committee utilized a self selected survey of ten comparable banks, mostly in New York, as well as the 1997 Northeast Banking Industry Compensation Survey and the 1997 SNL Executive Compensation Review for Commercial Banks. These surveys provide the Committee with comparable information regarding the three compensation components used by the Company to motivate executive performance, namely annual base salary, incentive bonuses and equity-based incentive compensation. Based upon these surveys, the committee believes that the Company's compensation practices are well within normal range, particularly given the Company's historical and 1997 record of results.

    Each of the Named Executive Officers has an annual base salary at a level the Committee believes is comparable to companies in the commercial banking industry with similar marketplace geography and demographics. In addition to base salary, each executive officer participates in the Company's profit sharing plan and receives an incentive cash bonus at the end of each fiscal year based upon corporate performance and that officer's individual performance. Corporate performance is measured by the Company's strategic and financial performance in that fiscal year, with particular reference to net income and profitability for the year. In making recommendations to the Board, the Committee does not emphasize year-to-year changes in stock price in its evaluation of corporate performance because the Committee does not believe that short-term fluctuations in stock price necessarily reflect the underlying strength or future prospects of the Company. Individual performance is measured by the strategic and financial performance of the particular officer's operational responsibility in comparison to targeted performance criteria. As reported in the Summary Compensation Table, the bonuses granted with respect to 1997 to the Named Executive Officers, including Mr. Byrnes, reflect the Company's strong 1997 results.

    While the Committee recognizes that the Company can exert very little influence on short-term fluctuations in stock price, the Committee does believe that long-term stock price appreciation reflects achievement of strategic goals and objectives. Accordingly, the Company seeks to create long-term performance incentives for its key employees by aligning their economic interests with the interests of long-term stockholders through the equity-based component of its compensation program. Stock options are granted periodically to key employees at a price equal to the fair market value on the date of grant, and awards are based on the performance of such employees and anticipated contributions by such employees to the achievement of strategic goals and objectives. In addition to stock options, employees, including the Named Executive Officers, are given incentives to invest in Common Stock through the profit sharing component of the Company's Investment And Stock Ownership Plan. During 1997, as reflected in the Summary Compensation Table, the options granted to the Named Executive Officers, including Mr. Byrnes, reflect the Company's strong 1997 results.

    With respect to the above matters, the Compensation/Personnel Committee submits this report.

       Compensation/Personnel Committee

         Lucinda A. Noble, Chair
         John E. Alexander
         Reeder D. Gates
         William W. Griswold

The following tables set forth information concerning compensation of the Chief Executive Officer and the four most highly compensated executive officers for services in all capacities to the Trust Company during the years indicated. In connection with the consummation of the Reorganization, the Named Executive Officers were elected to identical positions of the Company. However, all of the Named Executive Officers receive compensation only from the Trust Company.

                                                       SUMMARY COMPENSATION TABLE
                                                                                       LONG-TERM
NAME AND                                          ANNUAL COMPENSATION                COMPENSATION
PRINCIPAL                                                             OTHER ANNUAL                    ALL OTHER
POSITION                          YEAR       SALARY      BONUS(1)    COMPENSATION(2)   OPTIONS(#)
                                   COMPENSATION(3)
-------------------------------------------------------------------------------------------------------------------
JAMES J. BYRNES                   1997       273,000     $115,000        $ 4,785         18,000       $ 40,812
Chairman of the Board,            1996       250,000       85,000          7,276         22,500         37,435
President & Chief                 1995       235,000       65,000          6,464            -           35,185
Executive Officer

FRANCIS E. BENEDICT               1997      $110,000     $ 27,000        $ 6,309            -         $ 16,248
Executive Vice President,         1996       105,500       26,000          7,111          6,750         15,779
Senior Banking and                1995       101,000       24,000          5,225            -           15,160
Investment Officer

DONALD S. STEWART                 1997      $108,077     $ 30,000        $ 5,876          5,250       $ 15,964
Executive Vice President &        1996       100,000       27,000          6,416          6,300         14,957
Senior Trust Officer              1995        95,000       25,000          6,420            -           14,209

THOMAS J. SMITH                   1997      $105,000     $ 25,000        $ 4,665          3,750       $ 15,509
Senior Vice President &           1996       100,000       23,000          4,880          6,300         14,957
Senior Credit Officer             1995        95,000       23,000          4,329            -           14,209

RICHARD D. FARR                   1997      $ 95,000     $ 22,500        $ 1,771          3,750       $ 14,032
Senior Vice President &           1996        90,000       20,700          1,086          6,000         13,461
Chief Financial Officer           1995        85,000       20,000            746            -           12,713

(1) These amounts represent cash awards made under the Senior Officer Incentive Compensation Plan, which may be deferred under the Deferred Compensation Plan for Senior Officers.

(2) Includes amounts for cost of applicable Group Term Life Insurance, club dues and use of company vehicle or reimbursement for use of personal vehicle.

(3) Includes amounts paid by the Trust Company and deferred pursuant to the Company's Investment and Stock Ownership Plan.


                                             OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS


                          NUMBER OF        PERCENT OF                                    POTENTIAL REALIZABLE VALUE AT
                          SECURITIES       TOTAL OPTIONS                                 ASSUMED ANNUAL RATE OF
                          UNDERLYING       GRANTED TO      EXERCISE                      STOCK PRICE APPRECIATE FOR
                          OPTIONS          EMPLOYEES IN    OR BASE          EXPIRATION   OPTION TERM
NAME                      GRANTED (#)      FISCAL YEAR     PRICE ($/SH)     DATE         5% ($)         10% ($)
------------------------------------------------------------------------------------------------------------------------------------

James J. Byrnes            18,000            28.57           $23.659        8/12/07      $267,822       $678,714
Donald S. Stewart           5,250             8.33            23.659        8/12/07        78,115        197,958
Thomas J. Smith             3,750             5.95            23.659        8/12/07        55,796        141,398
Richard D. Farr             3,750             5.95            23.659        8/12/07        55,796        141,398

                                      AGGREGATED OPTION EXERCISES IN 1997
                                          AND YEAR-END OPTION VALUES
                                                                                                    VALUE OF
                                                                        NUMBER OF                 UNEXERCISED
                                                                       UNEXERCISED                IN-THE-MONEY
                                                                         OPTIONS                    OPTIONS
                                                                      AT YEAR END (#)            AT YEAR END ($)
                                                                      ---------------            ---------------
                             SHARES ACQUIRED        VALUE              EXERCISABLE/               EXERCISABLE/
NAME                         ON EXERCISE (#)      REALIZED ($)        UNEXERCISABLE             UNEXERCISABLE (1)
-----------------------------------------------------------------------------------------------------------------
James J. Byrnes                    -0-                -0-             36,480/34,875             $550,039/$247,304
Francis E. Benedict                -0-                -0-             11,532/ 5,679             $153,391/$ 52,131
Donald S. Stewart                  -0-                -0-             10,568/10,552             $140,308/$ 74,741
Thomas J. Smith                    -0-                -0-             10,568/ 9,052             $140,308/$ 67,292
Richard D. Farr                    -0-                -0-              9,066/ 8,745             $119,530/$ 64,553

(1)   The average  price for the  Company's  Common Stock on the American  Stock
      Exchange on December 31, 1997, the last trading day of the year, was $28.625 per share, as adjusted for the Stock Split.

None of the Named Executive Officers elected to exercise any options during the fiscal year ended December 31, 1997.

EMPLOYMENT ARRANGEMENTS

    The Company has an agreement with James J. Byrnes, Chairman, President and Chief Executive Officer, which provides for severance payments equal to approximately three times his annualized tax-includable compensation under certain circumstances. This agreement would be operable should certain events take place which seek to effect a change of control (as defined in the agreement) of the Company. Payments would be due to Mr. Byrnes in the event of his termination (as defined in the agreement) within two years of a change of control.

DEFERRED PROFIT-SHARING PLAN

    The Company has an Investment and Stock Ownership Plan (the "ISOP"), which covers substantially all employees and has an employer funded profit sharing component and an employee funded 401(k) component. The ISOP allows employees to elect to defer a portion of their profit-sharing, as well as receive monetary contributions as determined by the Board of Directors. The ISOP further allows for contributions in the form of Common Stock of the Company. Contributions are determined by the Board of Directors and are limited to a maximum amount as stipulated in the ISOP. Amounts accrued for the accounts of the Named Executive Officers are included in the Summary Compensation Table.

RETIREMENT PLANS

    The Company has a noncontributory defined benefit pension plan covering substantially all of its employees. The assets of the plan are held in a separate trust and administered by the Pension/Administration Committee appointed by the Board of Directors.

    The benefits are based on years of service and a percentage of the employees' average compensation for the five highest consecutive years in the last ten years of employment. Under the plan, normal retirement age is 65 with reduced benefit payments for early retirement following age 55 through 61. Currently, Messrs. Byrnes, Benedict, Stewart, Smith and Farr have 9, 40, 26, 33 and 13 years of service under the plan, respectively.

PENSION PLAN TABLE

                                                      Years of Service
------------------------------------------------------------------------------------------------------------------
Average Final
Earnings                        15                  20                 25                 30                  35
------------------------------------------------------------------------------------------------------------------
    $ 50,000.00              $12,712             $16,949            $21,187            $25,424             $29,662
    $ 75,000.00              $20,212             $26,949            $33,687            $40,424             $47,162
    $100,000.00              $27,712             $36,949            $46,187            $55,424             $64,662
    $125,000.00              $35,212             $46,949            $58,687            $70,424             $82,162
    $150,000.00              $42,712             $56,949            $71,187            $85,424             $99,662


    The Company also has a Supplemental Employee Retirement Plan (SERP) covering James J. Byrnes. The Plan provides for a retirement benefit at age 65 equal to 50% of earnings as defined in the SERP, averaged over the highest five consecutive years. Benefits under the SERP are reduced by payments due under the Company's basic pension plan and Social Security. Reduced benefits are payable in the event of retirement prior to age 65.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

    In making the above statements, the Company has relied on copies of the reports that have been filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Directors and officers of the Company and the Trust Company and their affiliated companies were customers of, and had other transactions with, the Company in the ordinary course of business during 1997. All loans and commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. As of December 31, 1997, the balance of such loans included in total loans was $3,996,618, and borrowings of a director or officer did not exceed 10% of stockholders equity.

    Edward C. Hooks, a director of the Company and the Trust Company, is a partner of Harris Beach & Wilcox, LLP, a law firm which provides legal services to the Company.

STOCK PERFORMANCE GRAPH

    The following graph sets forth comparative information regarding the Company's cumulative return on its common stock over the five year period ended December 31, 1997. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) plus the change in share price during the measurement period by the share price at the beginning of the measurement period. The Company's cumulative shareholder return for the five year period based upon an initial investment of $100 is compared to the cumulative return of the Nasdaq Stock Market (U.S. Companies), the Nasdaq Bank Stock Index, and the SNL Securities L.P. Bank Index. The stock prices on the performance graph are not necessarily indicative of future stock price performance.

    On February 3, 1997, the Company's common stock began trading on the American Stock Exchange. Management selected the SNL Securities Bank Index as its primary industry comparison index, to reflect a broader range of bank stocks, including banks trading on the American Stock Exchange. A comparison to the Nasdaq Bank Stock Index will not be included in future filings.

                                         TOMPKINS COUNTY TRUSTCO, INC.
                                           Total Return Performance


                                                                  PERIOD ENDING
-------------------------------------------------------------------------------------------------------------------
INDEX                                    12/31/92     12/31/93     12/31/94     12/31/95     12/31/96      12/32/97
-------------------------------------------------------------------------------------------------------------------
Tompkins County Trustco, Inc.              100.00       165.07       174.40       147.44       186.70        247.80
NASDAQ - Total US                          100.00       114.80       112.21       158.70       195.19        239.53
NASDAQ Bank Index                          100.00       114.04       113.63       169.22       223.41        377.44
SNL Bank Index                             100.00       109.54       107.06       166.68       232.57        352.43

PROPOSAL NO. 2
                    ADOPTION OF TOMPKINS COUNTY TRUSTCO, INC.
                             1998 STOCK OPTION PLAN

DESCRIPTION OF THE PLAN

    The 1998 Stock Option Plan (the "Plan"), attached hereto as Exhibit A, provides for the granting of stock options ("Options") to employees (including executive officers), consultants and other persons providing services to the Company ("Participants"). The Company's Board of Directors approved the Plan on January 20, 1998. The Plan will become effective on May 1, 1998 if adopted by the Company's stockholders at the Meeting and, subject to certain limitations under the Internal Revenue Code (the "Code), shall be unlimited in duration. The purposes of the Plan are to (i) attract and retain persons eligible to participate in the Plan, (ii) motivate Participants by means of appropriate incentives to achieve long-range goals, (iii) provide incentive compensation opportunities that are competitive with those of other similar companies, and
(iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's Common Stock. The Company believes that the Plan's stated purposes will promote the long-term financial interest of the Company, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

    The Plan will be administered by the Compensation/Personnel Committee. Terms and conditions of awards will be set forth in written agreements. The Plan provides that the maximum number of shares of Common Stock issuable thereunder is equal to the sum of (i) 240,000 plus (ii) shares of Common Stock, to the extent authorized by the Board of Directors, which are reacquired in the open market or in private transactions. To the extent any shares of Common Stock covered by an Option are not delivered to a Participant or beneficiary because the Option is forfeited or canceled (i.e., upon termination of employment with the Company), such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. No Options have been granted under the Plan prior to its effective date. The closing price of the Common Stock on the American Stock Exchange on March 16, 1998 was $32.125, and therefore, as of such date, the aggregate market value of securities underlying Options issuable under the Plan was $7,710,000.

    Any Participant selected by the Committee will be eligible for the grant of Options under the Plan. Subject to the provisions of the Plan, the Committee will have full authority and discretion to determine the Participants to whom Options will be granted and the amount and form of such Options. There are currently approximately 220 persons employed by the Company who would be eligible for selection for participation by the Committee. No determination has been made by the Committee with respect to the specific Participants who will be recipients or the amount or nature of any awards under the Plan. Therefore, the amount or nature of awards that would have been received or that will be received by Participants under the Plan cannot currently be determined. The Plan does provide that the maximum number of shares that may be covered by Options granted to one individual shall be 25,000 during any calendar year.

    Under the Plan, the Committee will be authorized to grant Options that qualify as incentive stock options ("ISOs") under the Code and those that do not so qualify ("Non-Qualified Options"). The exercise price of each Option granted under the Plan shall be established by the Committee at the time of grant except that the exercise price of an ISO may not be less than the fair market value of the Common Stock at the time of grant. The duration of each Option will be set forth in the agreement relating thereto. In the case of an ISO, the aggregate fair market value of the Common Stock with respect to which Options are exercisable for the first time by any Participant during any calendar year cannot, under present tax rules, exceed $100,000. Additionally, in order to comply with certain Code requirements, the Plan states that the maximum number of Options that may be granted under the Plan as ISOs is 240,000 plus, if permitted under the Code, shares reacquired in the open market or private transactions that are authorized to be delivered under the Plan.

Although the Plan is flexible in determining the terms and provisions of specific Options, it has been the Company's practice to grant Options that vest equally over a period of 4 years. Additionally, it has been the Company's practice to grant Options carrying an exercise price equal to the underlying Common Stock's fair market value at the time of grant. Although no assurance can be given, the Company expects such historic practices to continue with respect to Options granted under the Plan.

    Subject to provisions in the Plan relating to changes of control (as described below), in the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may (i) make appropriate adjustments to the maximum number of shares that may be delivered under the Plan and (ii) adjust Options to preserve the benefits or potential benefits of the Options. Action by the Committee may include adjustment of (i) the number and kind of shares which may be delivered under the Plan, (ii) the number and kind of shares subject to outstanding Options and
(iii) any other adjustments that the Committee determines to be equitable.

    Except as otherwise provided in the Plan or the agreement reflecting the applicable Option, upon the occurrence of a change in control all outstanding Options shall become fully vested and exercisable. The term "change in control" is fully defined in the Plan, but generally means a change in control of a nature that would be required to be reported in a proxy statement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except that any transaction in which the owners of the Company's capital stock entitled to vote in the election of directors (the "Voting Stock") prior to said transaction receive more than 50% of the resulting entity's Voting Stock shall not be considered a change in control for the purposes of this Plan. Additionally, the following events are deemed to be changes in control: (i) if without the prior approval of the Company's Board of Directors, any "person" (as that term is defined in the Exchange Act), excluding shares held by any shareholder as of the effective date of the Plan and all shares now or hereafter owned by any stock purchase or employee stock ownership plan maintained by the Company, is or becomes the "beneficial owner" (as that term is defined in the Exchange Act), directly or indirectly, of more than 20% of the outstanding Voting Stock of the Company or its successors; or (ii) if during any period of two consecutive years a majority of the Board of Directors no longer consists of individuals who were members of the Board of Directors at the beginning of such period, unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least 75% of the directors still in office who were directors at the beginning of the period.

INCOME TAX CONSEQUENCES

    The following discussion summarizes certain federal income tax consequences of participation in the Plan and is based on the law as in effect on the date of this Proxy.

    TO A PARTICIPANT. The grant of an Option does not itself result in any taxable income to a Participant. Taxable income also does not result merely because an Option becomes exercisable. However, a Participant may have taxable income upon exercise of an Option and may have further tax consequences upon disposition of any Common Stock purchased with the Option.

    Participants who exercise Non-Qualified Options realize "ordinary income" equal to the difference (the "option spread") between the value of the Common Stock purchased and the exercise price. If the Participant is an employee of the Company, this income, like other wages, is subject to tax withholding.

    Any subsequent sale of Common Stock purchased under a Non-Qualified Option may result in a capital gain or loss. Generally, gain on a sale of Common Stock held for more than 18 months is treated as "long term" gain subject to a maximum federal income tax rate of 20%. A Participant who sells the Common Stock at a loss is generally entitled to claim a capital loss, although the tax rules do not allow losses on so-called "wash sales" and sales to certain related parties (for example, a family member). The amount of gain or loss recognized on any sale will depend on the Participant's tax basis in the Common Stock. If the Participant paid the option exercise price entirely in cash, his or her tax basis is the amount of cash paid PLUS any ordinary income realized upon exercise. If the Participant paid part or all of the exercise price by surrendering previously acquired shares of Common Stock, his or her tax basis (and capital gains holding period) in the surrendered shares carries over dollar-for-dollar to an equivalent number of shares purchased under the option. Any additional shares purchased under the option have a tax basis equal to any cash paid upon exercise PLUS ALL the ordinary income realized upon exercise of the entire option.

    Different rules apply to options that qualify as ISOs. A Participant does not have ordinary income upon exercise of an ISO. However, exercise of an ISO increases alternative minimum taxable income ("AMTI") by an amount equal to the option spread. This increase may give rise to an alternative minimum tax ("AMT") liability. Whether exercise of an ISO gives rise to an AMT liability will depend on a number of factors, including the size of the option spread relative to the Participant's overall income. The rules for determining AMT liability require the Participant to compute AMTI in excess of certain exemption amounts, make certain adjustments, and then apply the AMT tax rate (maximum 20%). If the resulting tax amount is greater than the tax computed under the ordinary method, the Participant owes the AMT. A Participant who is required to pay the AMT by reason of exercising an ISO may be able to credit a portion of the AMT against regular tax liability in subsequent years.

    Shares purchased under an ISO are subject to special tax holding rules. If a Participant holds on to ISO shares for at least two years from the date the option was granted and at least one year after exercise, any subsequent sale of the shares will produce long-term capital gain or loss. However, a disposition of ISO shares within either of these special holding periods (a so-called "disqualifying disposition") will generally result in the Participant having (i) ordinary income, subject to specific calculations, in the year of the disposition and (ii) additional gain on the disposition.

    A Participant's tax basis in ISO shares (used in measuring any capital gain or loss upon a sale or exchange) will depend on a number of factors. In general, the rules for determining tax basis are the same as those described above for Non-Qualified Options. However, since a Participant does not have taxable ordinary income upon exercising an ISO, his or her aggregate tax basis in ISO shares (except for AMT calculation purposes) is generally limited to the amount of cash paid plus the tax basis in any shares surrendered as part of the purchase price. On the other hand, the Participant's tax basis in ISO shares that are disposed of in a "disqualifying disposition" is increased by the amount of any ordinary income realized by reason of that disposition.

    The rules described above for ISOs assume that the Participant exercises the ISO while an employee of the Company or within three months following termination of his or her employment (one year, if termination occurred by reason of total and permanent disability). If the Participant exercises an ISO after the expiration of these periods, the option will be treated for tax purposes as a Non-Qualified Option. ISOs are also treated as Non-Qualified Options for tax purposes to the extent that, in the aggregate, they first become exercisable in any calendar year for shares of Common Stock having a fair market value (determined at time of grant) in excess of $100,000.

    TO THE COMPANY. In general, the Company will be entitled to a deduction in connection with awards under the Plan only at such time, and in such amount, as Participants realize ordinary income in connection with the awards. Thus, in the case of an ISO, assuming there is no disqualifying disposition, the Company will not be entitled to a deduction because the Participant will not realize ordinary income. Where a transfer of Common Stock results in ordinary income subject to withholding, the Code requires satisfaction of the applicable withholding requirements as a condition to the Company's claiming its deduction.

    The Code limits to $1 million the deduction a public corporation may claim for remuneration paid to certain of its top officers, with a number of exceptions. Qualifying performance-based compensation is exempt from this deduction limitation. It is intended that stock options awarded under the Plan may qualify for this performance-based exemption except as the Board of Directors may otherwise determine. Other performance-based Plan awards may also qualify. However, final regulations have not been issued under the $1 million deduction limitation, and a number of aspects of that provision remain unclear.

VOTE REQUIRED AND RECOMMENDATION

    The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting is required for the approval of the Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN. SHARES OF COMMON STOCK COVERED BY PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

INDEPENDENT AUDITORS

    On recommendation of its Audit/Examining Committee, the Board of Directors of the Company engaged the firm of KPMG Peat Marwick LLP ("KPMG") as its independent auditors for the year ended December 31, 1997.

    KPMG has served as the independent auditors of the Company since 1995. The Board of Directors has retained KPMG to continue as independent auditors and to audit the consolidated financial statements of the Company for the year ending December 31, 1998, and further to report the results of their examination.

    A representative of KPMG is expected to attend the Meeting and will have an opportunity to make statements and respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

    If any stockholder desires to have a proposal formally considered at the 1999 Annual Meeting and included in the Proxy Statement for that meeting, the proposal must be received in writing by the Corporate Secretary no later than December 1, 1998.

FORM 10-K

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC IS AVAILABLE WITHOUT CHARGE BY WRITING TO: TOMPKINS COUNTY TRUSTCO, INC., ATTN:
RICHARD D. FARR, SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER, P.O. BOX 460, ITHACA, NEW YORK 14851.

OTHER MATTERS

    The management knows of no business which will be presented for consideration at the Meeting other than that stated in the Notice of Annual Meeting. If any additional matters should be presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person or persons acting under the proxy.

    It is important that proxies be returned promptly. Therefore, stockholders who do not expect to attend in person are urged to MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD in the accompanying postage prepaid envelope.

Dated: March 30, 1998                   By Order of the Board of Directors

                                        /s/ JAMES W. HULBERT
                                        --------------------
                                            James W. Hulbert
                                            Vice President & Corporate Secretary

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EXHIBIT A
                             1998 STOCK OPTION PLAN

SECTION 1.        GENERAL

    1.1 PURPOSE. The Tompkins County Trustco, Inc. 1998 Stock Option Plan (the "Plan") has been established by Tompkins County Trustco, Inc. (the "Company") to
(a) attract and retain persons eligible to participate in the Plan; (b) motivate Participants (as defined in Section 1.2) by means of appropriate incentives to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock par value $.10 (the "Stock"); and thereby promote the long-term financial interest of the Company and the Related Companies (as defined in Section 6), including the growth in value of the Company's equity and enhancement of long-term shareholder return.

    1.2 PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee (as defined in Section 4.1) shall determine and designate, from time to time, from among the Eligible Individuals (as defined in Section 6), those persons who will be granted one or more Awards (as defined in Section 6) under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

    1.3 OPERATION, ADMINISTRATION AND DEFINITIONS. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Sections 3 and 4. Capitalized terms in the Plan shall be defined as set forth in the Plan, including the definition provisions of Section 6 of the Plan.

SECTION 2.        OPTIONS

    2.1 DEFINITIONS. The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price (as defined in Section 2.2) established by the Committee. Options granted under this Section 2 may be either incentive stock options or non-qualified stock options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Code (as defined in Section 6). A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in Section 422(b) of the Code.

    2.2  EXERCISE PRICE.  The "Exercise Price" of each Option granted under this
Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; except that the Exercise Price for Incentive Stock Options shall not be less than 100% of the Fair Market Value of a share of Stock as of the Pricing Date. For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the Option is granted, except that the Committee may provide that: (i) the Pricing Date is the date on which the recipient is hired or promoted (or similar event), if the grant of the Option occurs not more than 90 days after the date of such hiring, promotion or other event; and (ii) if an Option is granted in tandem with, or in substitution for, an outstanding Award, the Pricing Date is the date of grant of such outstanding Award.

    2.3 EXERCISE. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

    2.4 PAYMENT OF OPTION EXERCISE PRICE. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

    (a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except

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that,  in the case of an  exercise  arrangement  approved by the  Committee  and described in subsection 2.4(c), payment may be made as soon as practicable after the exercise).

    (b) The Exercise Price shall be payable in cash or by tendering shares of Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

    (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

    2.5 SETTLEMENT OF AWARD. Distribution following exercise of an Option, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option as the Committee determines to be desirable.

    2.6 EXCEEDING LIMITATIONS. To the extent that the aggregate Fair Market Value of Stock (determined at the time the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such Options shall be treated as Non-Qualified Options, to the extent required by Section 422 of the Code.

SECTION 3.        OPERATION

    3.1 EFFECTIVE DATE. Subject to the approval of the shareholders of the Company at the Company's 1998 annual meeting of its shareholders, the Plan shall be effective as of May 1, 1998 (the "Effective Date"); PROVIDED, HOWEVER, that to the extent that Awards are made under the Plan prior to its approval by shareholders, they shall be contingent on approval of the Plan by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; PROVIDED, HOWEVER, that, to the extent required by the Code, no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders.

    3.2  SHARES SUBJECT TO PLAN.

    (a) (i) Subject to the following provisions of this subsection 3.2, the maximum number shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (x) 240,000 shares of Stock and (y) shares of Stock, to the extent authorized by the Board (as defined in Section 6), which are reacquired in the open market or in a private transaction after the Effective Date.

         (ii) Any shares of Stock granted under the Plan that are forfeited back to the Company because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

         (iii)If the Exercise Price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

         (iv) Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan,

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to the extent that such  settlement,  assumption or  substitution is a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

    (b) Subject to subsection 3.2(c), the following additional maximums are imposed under the Plan:

         (i) The maximum number of shares of Stock that may be issued by Options intended to be Incentive Stock Options shall be 240,000 plus, if permitted under the Code, the number of shares of Stock reacquired in the open market or in a private transaction after the Effective Date specifically authorized by the Board to be delivered under the Plan in accordance with Section 3.2 hereof.

         (ii) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 shall be 25,000 shares during any calendar year.

    (c) Subject to Section 3.13 below relating to changes of control, in the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), (i) the Committee may make appropriate adjustments to the maximum number of shares that may be delivered under the Plan, including without limitation, the numbers specified in Sections 3.2(a)(i), 3.2(b)(i) and 3.2(b)(ii), and (ii) the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (a) the number and kind of shares which may be delivered under the Plan; (b) the number and kind of shares subject to outstanding Awards; and (c) any other adjustments that the Committee determines to be equitable.

    3.3 LIMIT ON DISTRIBUTION. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

    (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933) and the applicable requirements of any securities exchange or similar entity.

    (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

    3.4 TAX WITHHOLDING. The Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any shares of Stock under the Plan or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.

    3.5 PAYMENT SHARES. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity).

    3.6 DIVIDENDS AND DIVIDEND EQUIVALENTS. An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

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    3.7  TRANSFERABILITY.  Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

    3.8 FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

    3.9 AGREEMENT WITH COMPANY. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

    3.10 LIMITATION OF IMPLIED RIGHTS.

    (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock unsecured by any assets of the Company or any Related Company.

    (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any Eligible Individual the right to be retained in the employ of the Company or any Related Company or as a service provider to the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

    3.11 NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid or transferred in lieu of any fractional shares of Stock, or whether such fractional shares of Stock or any rights thereto shall be canceled.

    3.12 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

    3.13 CHANGE IN CONTROL. Subject to the provisions of subsection 3.2 (c) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the agreement reflecting the applicable Award, upon the occurrence of a Change in Control (as defined in Section 6) all outstanding Awards shall become fully vested and exercisable.

    3.14 ACTION BY COMPANY OR RELATED COMPANY. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the company.

    3.15 GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

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SECTION 4.        COMMITTEE

    4.1 ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 4.

    4.2 SELECTION OF COMMITTEE. The Committee shall be selected by the Board, and shall consist of two or more members of the Board.

    4.3 POWERS OF COMMITTEE. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

    (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section
5) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

    (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code Section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

    (c) The Committee will have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

    (d) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

    (e) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

    (f) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

    (g) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by a writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

    4.4 DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

    4.5 INFORMATION TO BE FURNISHED TO COMMITTEE. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an Eligible Individual's employment or

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other  provision  of services,  termination  of  employment  or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 5.       EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

    5.1 EFFECT ON OTHER AWARDS OR BONUSES. Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant Awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Eligible Individuals or other persons.

    5.2 DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION. The Board may at any time discontinue granting Awards under the Plan. The Board may at any time or times alter or amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of (a) the Company's stockholders, to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Stock is listed or quoted, (i) increase the maximum number of shares available under the Plan, (ii) change the group of persons eligible to receive Awards under the Plan, (iii) extend the time within which Awards may be granted, or (iv) amend the provisions of this Section 5.2, and (b) each affected Participant if the amendment, alteration or termination would adversely affect the Participant's rights or obligations under any Award made prior to the date of the amendment, alteration or termination. The termination of the Plan would not affect the validity of any Award outstanding on the date of termination.

SECTION 6.       DEFINED TERMS

    For purposes of the Plan, the terms listed below shall be defined as follows:

    (a) AWARD. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options.

    (b) BOARD. The term "Board" shall mean the Board of Directors of the Company.

    (c) CHANGE IN CONTROL. The term "Change in Control" means a change in control of a nature that would be required to be reported in a proxy statement with respect to the Company (even if the Company is not actually subject to said reporting requirements) in response to Item 6(e) (or any comparable or successor
Item) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except that any merger, consolidation or corporate reorganization in which the owners of the Company's capital stock entitled to vote in the election of directors (the "Voting Stock") prior to said combination receive more than 50% of the resulting entity's Voting Stock shall not be considered a change in control for the purposes of this Plan; and provided that, without limitation of the foregoing, such change in control shall be deemed to have occurred if (i) without the prior approval of the Company's Board of Directors, any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), excluding shares held by any shareholder as of the Effective Date and all shares now or hereafter owned by any stock purchase or employee stock ownership plan maintained by the Company or a Related Company, is or becomes the "beneficial owner" (as that term is defined by the Securities and Exchange Commission for purposes of Section 13(d) of the Exchange Act), directly or indirectly, of more than 20% of the outstanding Voting Stock of the Company or its successors, or (ii) during any period of two consecutive years a majority of the Board of Directors no longer consists of individuals who were members of the Board of Directors at the beginning of such period, unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least 75% of the directors still in office who were directors at the beginning of the period.

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    (d)  CODE.  The term "Code"  means the  Internal  Revenue  Code of 1986,  as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

    (e) ELIGIBLE INDIVIDUAL. The term "Eligible Individual" shall mean any employee of the Company or a Related Company and any consultant or other person providing services to the Company or a Related Company.

    (f) FAIR MARKET VALUE. For purposes of determining the "Fair Market Value" of a share of Stock, the following rules shall apply:

         (i) If the Stock is at the time listed or admitted to trading on any stock exchange, then the "Fair Market Value" shall be the closing price on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question on the principal exchange, then the average of the last reported bid and asked price of the Stock on such date on the principal exchange shall be determinative of "Fair Market Value."

         (ii) If the Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the average between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

         (iii)If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

    (g) RELATED COMPANIES. The term "Related Company" means (i) any company during any period in which it is a "parent-company" (as that term is defined in Code Section 424(e)) with respect to the Company or a "subsidiary corporation" (as that term is defined in Code Section 424(f)) with respect to the Company, and (ii) any business venture in which the Company has a significant interest, as determined in the discretion of the Committee.

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Tompkins County Trustco, Inc.

                                     P.O. Box 460, Ithaca, New York 14851

                                               (607) 273-3210


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1. ELECTION OF FOUR DIRECTORS FOR THREE YEAR TERMS EXPIRING IN THE YEAR 2001.

FOR all nominees
listed below

WITHHOLD AUTHORITY to vote
for all nominees listed below.

*EXCEPTIONS


Nominees: James J. Byrnes, Reeder D. Gates, Bonnie H. Howell, Lucinda A. Noble. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.) *Exceptions:

2. To approve the proposal to adopt the 1998 Stock Option Plan.


         FOR               AGAINST          ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. (Management at present knows of no other business to be presented at the meeting.)

Change of Address and
or Comments Mark Here

(Name of stockholder should be signed exactly as it appears to the left.)



Date     , 1998



Signature


Signature, if held jointly

Votes must be indicated
(x) in Black or Blue ink.

x

Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

TOMPKINS COUNTY TRUSTCO, INC
This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned holder of common stock of Tompkins County Trustco, Inc. hereby appoints Dorothy B. Booth, Anton J. Egner and William T. Pritchard and each of them his/her attorneys, agents and proxies to represent the undersigned and to vote and act upon the shares of common stock standing in the name of the undersigned which he/she would be entitled to vote if personally present, as specified below, at the Annual Meeting of Stockholders to be held on Wednesday, April 29, 1998 at 7:30 p.m. or at any adjournment thereof, with full power of substitution and revocation.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE OF THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. (Signature on reverse side required)

TOMPKINS COUNTY TRUSTCO INC
P.O. BOX 11289
NEW YORK, N.Y. 10203-0289